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                                                                   EXHIBIT 10.49

                     Amendment No. 1 to Servicing Agreement


         THIS AMENDMENT NO. 1 TO SERVICING AGREEMENT, dated as of October 1, 2002 (this "Amendment No. 1"), is made and entered into by and between NCO Portfolio Management, Inc. (as successor by merger to Creditrust Corporation), for itself and as the sole owner of Creditrust SPV2, LLC (Pool 98-1), as owner (the "Owner") and NCO Financial Systems, Inc., as servicer (the "Servicer").

         WHEREAS, the Owner and Servicer executed and delivered a Servicing Agreement, dated as of February 14, 2001 (the "Servicing Agreement"), setting forth their agreement as to the Servicer's servicing of certain receivables owned by Owner; and

         WHEREAS, the parties hereto desire to make certain amendments to the Servicing Agreement by executing and delivering this Amendment No. 1 to be effective immediately upon its execution and delivery.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each party agrees as follows for the benefit of the other party:

         1. All capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Servicing Agreement.

         2. The Servicing Agreement is amended as follows:

                  (a) Section 1.01 is amended to insert the following definition in the appropriate alphabetical location: "Additional Servicing Fee" means the fee payable to the Servicer on each Payment Date for services rendered during the related Collection Period, which shall be, for any Payment Date, equal to 1.5% of Net Proceeds from Certain Pools.

                  (b) Section 1.01 is amended to insert the following definition in the appropriate alphabetical location: "Net Proceeds from Certain Pools" means all monies in available funds actually collected, received or otherwise recovered by the Servicer from or for the account of an Obligor on all of the current and future pools of Consumer Receivables owned by Owner except for the pools known as Creditrust 98-2, Creditrust 99-3A (1998-A) and Creditrust 99-2 so long as such pools are subject to the respective loan agreements, less any amounts not credited to the Collection Account due to insufficient funds. Net Proceeds from Certain Pools shall not include any amounts deducted from monies recovered from or for the account of Obligors by third parties, which amounts shall include but not be limited to contingency attorneys' fees and court costs.

                  (c) Section 3.03(e) is amended to insert the phrase "collection agencies or" after the phrase "third party" which appears therein.

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                  (d) Section 3.04 is amended to insert the phrase "and
         Additional Servicing Fee" after the phrase "Servicing Fee" which appears in both the heading to the Section and in the first sentence thereof.

                  (e) Section 3.05(b) is amended to insert the phrase "and Additional Servicing Fee" after the phrase "Servicing Fee" which appears therein.

                  (f) The Servicing Agreement is amended to add as Section 3.09 the following:

                           "SECTION 3.09. Adjustment to Additional Servicing
                  Fee.

                           The Servicer and Owner acknowledge that payment by
                  the Owner of the Additional Servicing Fee is intended to provide to Servicer reimbursement for the costs it incurs in connection with outsourcing collections to legal collection networks and third party collection agencies on the pools of Consumer Receivables identified in the definition of Net Proceeds from Certain Pools (the "Identified Pools"), plus provide to Servicer a profit of 25% on such costs. Such costs include, but are not limited to, management oversight costs and direct employment costs for personnel both dedicated and assigned from time to time to the outsourcing activity who coordinate processing, post payments, remit collections to Owner, pay contingency fees to outsourced lawyers and agencies, process correspondence and maintain account records. Servicer and Owner agree to monitor the costs incurred by Servicer in connection with outsourcing collections to legal collection networks and third party collection agencies on the Identified Pools and negotiate in good faith a reduction of the Additional Servicing Fee if the Additional Servicing Fee is determined to exceed 125% of such costs."

         3. This Amendment No. 1 is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Amendment No. 1 supersedes any and all prior understandings, and it does not alter, amend or waive any of the terms or provisions of the Servicing Agreement except for those terms or provisions expressly amended hereby.

         4. This Amendment No. 1, and the obligations, rights and remedies of the parties hereunder, shall be governed by and determined and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws provisions.

         5. If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1. This Amendment No. 1 may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.

                                       NCO Portfolio Management, Inc., for
                                       itself and as the sole owner of
                                       Creditrust SPV2, LLC (Pool 98-1)


                                       By:
                                           -----------------------------------
                                              Name: Michael J. Barrist
                                              Title: Chief Executive Officer


                                       NCO Financial Systems, Inc.


                                       By:
                                           -----------------------------------
                                              Name:  Michael J. Barrist
                                              Title:  Chief Executive Officer

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